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                                                                    Exhibit 23.5



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 2-83039 and No. 33-37222) pertaining to the stock option plans of Reading Company of our report dated July 1, 1996, with respect to the financial statements of Angelika Film Centers, Inc. included in Reading Entertainment, Inc.'s, Registration Statement S-4 filed with the Securities and Exchange Commission on or about October 3, 1996.


                  /s/ Miller and Company Certified Public Accountants, P.C.


                                         Miller and Company
                                         Certified Public Accountants, P.C.


New York, New York
October 3, 1996